Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Johnson Outdoors Inc. 2010 Long-Term Stock Incentive Plan of our report dated December 11, 2009, with respect to the consolidated financial statements of Johnson Outdoors Inc. included in its Annual Report (Form 10-K) for the year ended October 2, 2009 filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Milwaukee, Wisconsin
April  30, 2010